UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction	(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 29, 2018, the Board of Directors of AAON, Inc. (the “Company”) promoted Stephen Wakefield to the position of Vice President of Engineering and Rony Gadiwalla to the position of Vice President of Information Technology and Chief Information Officer.

Mr. Wakefield has been with the Company since 1999. Prior to this promotion, he most recently served as AAON’s Director of Engineering, and prior to that held several engineering roles, including Director of Design and Engineering Operations from 2017 to 2018, Senior Manager of Research and Development from 2015 to 2017, and Design Engineering Manager from 2005 to 2015. Mr. Wakefield has extensive knowledge and experience with all aspects of AAON’s engineering and product design processes.

Mr. Gadiwalla has been with the Company since 2004. Prior to this promotion, he most recently served as AAON’s Director of Information Technology since 2014. Prior to that, he held several IT roles, including Manager of Project Management Office from 2012 to 2014, and Engineering Automation Manager from 2009 to 2012. Mr. Gadiwalla is very knowledgeable with the company’s IT systems and brings many years of experience to his new position.

Mr. Wakefield and Mr. Gadiwalla will be eligible to participate in all elements of the Company's executive compensation package.

Mr. Wakefield and Mr. Gadiwalla do not have any family relationships with any of the Company's directors or officers and are not party to any transactions of the type listed in Item 404(a) of Regulation S-K.

A copy of the Company's press release reporting this change is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated November 2, 2018 announcing promotion of Stephen Wakefield and Rony Gadiwalla as Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	November 2, 2018	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary